UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2019 (May 17, 2019)

Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC 201 Tresser Boulevard, Suite 400, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 Par Value	AYR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 17, 2019, the Company held its Annual General Meeting of Shareholders, at which the matters set forth below, as further described in the Definitive Proxy Statement, were voted upon by holders of the Company’s common shares.

Holders of 72,233,340 common shares were present in person or by proxy at the Annual General Meeting of Shareholders.

1.	Election of Class I Directors.

Nominee	Votes For	Withheld	Broker Non-Votes
Ronald W. Allen	64,219,473	1,924,760	6,089,107
Douglas A. Hacker	63,248,249	2,895,984	6,089,107
Jun Horie	64,127,581	2,016,652	6,089,107
Michael J. Inglese	64,911,627	1,232,606	6,089,107

2.
Appointment of Ernst & Young LLP as the independent registered public accounting firm for Aircastle Limited for fiscal year 2019, and to authorize the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.

Votes For	71,275,122
Votes Against	883,411
Abstentions	74,807

3.	An advisory vote to approve the compensation of the Company’s named executive officers.

Votes For	41,855,206
Votes Against	24,112,618
Abstentions	176,309
Broker Non-Votes	6,089,107
SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIRCASTLE LIMITED
(Registrant)

By:	/s/ Christopher L. Beers
Christopher L. Beers
Chief Legal Officer and Secretary

Date: May 21, 2019

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